Exhibit 99.1

China INSOnline Corp.
Received a Letter from Nasdaq, Update on Previously Announced Dingneng Transaction

NEW YORK--(October 21, 2010) — China INSOnline Corp. (NASDAQ: CHIO) announced today that it received a letter from Nasdaq regarding its continued listing status, also provided an update on the previously announced transaction with Dingneng Bio-Technology Co. Ltd. (“Dingneng”).

On October 15, 2010, China INSOnline Corp. (the “Company”) received a letter from Nasdaq Listing Qualifications (the “Nasdaq Staff”) indicating that based on the Company’s disclosures included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on October 13, 2010, which states that the Company ceased operations during the quarter ended June 30, 2010, the Nasdaq Staff has determined that the Company is a “public shell” and it is unknown what the Company’s business will be in the future.  Therefore, in accordance with Nasdaq Listing Rule 5101, the Nasdaq Staff is applying more stringent criteria than required for the continued listing on the Nasdaq Stock Market and is proposing that trading in the Company’s common stock be suspended as of October 26, 2010 and delisted thereafter.  On October 20, 2010, the Company presented a request for a written hearing to appeal the Nasdaq Staff’s proposed actions. This request has stayed the suspension and delisting of the Company’s common stock pending a decision.

Additionally, Dingneng Bio-Technology Co. Ltd. (“Dingneng”) has retained Maxim Group (“Maxim”), a New York based investment banking, securities and investment management firm to represent Dingneng in the previously announced transaction to acquire common shares of CHIO through merger, direct exchange or any other form in one or a series of mutually agreed upon transactions. CHIO is currently working closely with Maxim and other professionals to proceed forward on such proposed transaction.

About China INSOnline Corp.
China INSOnline Corp. is a Delaware corporation that currently does not have any operations.  During the quarter ended June 30, 2010, the Company began winding down and did not have any operating income. The weak economic market, which resulted in a significant decline in revenues of all areas of the Company’s business, led to the Company’s decision to wind down its operations.  Prior to winding down, the Company acted as an Internet services and media company focused on the PRC insurance industry. The Company primarily offered a network portal through its industry website, www.soobao.cn, to insurance companies, agents and consumers for advertising, online inquiry, news circulation, online transactions, statistic analysis and software development.

About Dingneng Bio-Technology Co. Ltd.
Dingneng Bio-Technology Co., Ltd., organized under the laws of the People's Republic of China ("Dingneng"), is a leading green energy company that engages in bio-diesel production, refinement and distribution in Southern China. Dingbeng has its own patents and specializes in extracting raw oil from plant sapindus mukorossi and refining into industrial standard bio-diesel. With well-established raw material supply and comprehensive refined bio-diesel distribution networks, Dingneng is one of the most competitive green energy suppliers in China.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
IR Department
Email: ir@soobao.cn
www.china-insonline.com